                                                                     Exhibit 25


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                           --------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                           --------------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) _______

                           --------------------------

                     UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)


                       New York                             13-3818954
            (Jurisdiction of incorporation              (I. R. S. Employer
             if not a U. S. national bank)              Identification No.)

                 114 West 47th Street                          10036
                  New York, New York                        (Zip Code)
                 (Address of principal
                  executive offices)

                           --------------------------
                                  GENESCO INC.
             (Exact name of REGISTRANT as specified in its charter)

                       Tennessee                            62-0211340
            (State or other jurisdiction of             (I. R. S. Employer
            incorporation or organization)              Identification No.)

                1415 Murfreesboro Road                      37217-2895
                 Nashville, Tennessee                       (Zip code)
       (Address of principal executive offices)

                           --------------------------
                 5 1/2% Convertible Subordinated Notes due 2005
                      (Titles of the indenture securities)

================================================================================

                                     GENERAL



 1.   General Information

      Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            Federal Reserve Bank of New York (2nd District), New York, New York
                  (Board of Governors of the Federal Reserve System).
            Federal Deposit Insurance Corporation,  Washington, D. C.
            New York State Banking Department, Albany, New York

      (b) Whether it is authorized to exercise corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.


 2.   Affiliations with the Obligor

      If the obligor is an affiliate of the trustee, describe each such affiliation.

      None.

 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

      The registrant is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.   List of Exhibits

      T-1.1  --   Organization Certificate, as amended, issued by the State of
                  New York Banking Department to transact business as a Trust
                  Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                  33-97056).

16.   List of Exhibits
      (cont'd)


      T-1.2  --   Included in Exhibit T-1.1.

      T-1.3  --   Included in Exhibit T-1.1.

      T-1.4  --   The By-Laws of United States Trust Company of New York, as
                  amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                  33-97056).

      T-1.6  --   The consent of the trustee required by Section 321(b) of the
                  Trust Indenture Act of 1939, as amended by the Trust Indenture
                  Reform Act of 1990.

      T-1.7  --   A copy of the latest report of condition of the trustee
                  pursuant to law or the requirements of its supervising or examining authority.


                                      NOTE


      As of July 29, 1998, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

      In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                              ---------------------

         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 29th day of July.


         UNITED STATES TRUST COMPANY OF
               NEW YORK, Trustee

      By:  /s/ Patricia Stermer
         --------------------------------
         Patricia Stermer
         Assistant Vice President

                                                                  EXHIBIT T-1.6

        The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036


September 1, 1995


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
     OF NEW YORK


      /s/Gerard F. Ganey
      ----------------------------
By:   Gerard F. Ganey
      Senior Vice President

                                                                  EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                                 MARCH 31, 1998
                                ($ IN THOUSANDS)


ASSETS
-------
Cash and Due from Banks                                          $  303,692

Short-Term Investments                                              325,044

Securities, Available for Sale                                      650,954

Loans                                                             1,717,101
Less:  Allowance for Credit Losses                                   16,546
      Net Loans                                                   1,700,555
Premises and Equipment                                               58,868
Other Assets                                                        120,865
      TOTAL ASSETS                                               $3,159,978
                                                                 ==========

LIABILITIES
-----------
Deposits:
      Non-Interest Bearing                                       $  602,769
      Interest Bearing                                            1,955,571
                                                                 ----------
         Total Deposits                                           2,558,340

Short-Term Credit Facilities                                        293,185
Accounts Payable and Accrued Liabilities                            136,396
      TOTAL LIABILITIES                                          $2,987,921
                                                                 ==========

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                                         14,995
Capital Surplus                                                      49,541
Retained Earnings                                                   105,214
Unrealized Gains on Securities
     Available for Sale (Net of Taxes)                                2,307
                                                                 ----------

TOTAL STOCKHOLDER'S EQUITY                                          172,057
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                                        $3,159,978
                                                                 ==========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

May 6, 1998